UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2010

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2010, Martek Biosciences Corporation ("Martek") entered into an amendment (the "Amendment") to its Supply Agreement, dated October 31, 2008 (the "Supply Agreement"), between Martek and Wyeth Nutritionals Ireland, subsequently acquired by, and now a subsidiary of Pfizer Inc. ("Pfizer").

Prior to the Amendment, the term of the Supply Agreement ran through November 21, 2017, but provided Pfizer with a right of early termination beginning after December 31, 2011. The Amendment eliminates such early termination provision and, as a result, Martek will continue as the global sole-source supplier of DHA (docosahexaenoic acid) and ARA (arachidonic acid) for all Pfizer infant formula products through December 31, 2015, which is the amended full term of the Supply Agreement. The Amendment also amends the Supply Agreement to grant Pfizer an option for a four-year extension beyond December 31, 2015. Under the terms of the Supply Agreement, as amended, Martek will provide Pfizer with certain graduated price reductions over the remaining term of the Supply Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

December 2, 2010	By:	/s/ David M. Feitel

Name: David M. Feitel
Title: Executive Vice President and General Counsel